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                                                                    Exhibit 10.6

                                                          MASTER LEASE AGREEMENT

GE CAPITAL
Providing financial solutions for LUCENT

LESSOR GENERAL ELECTRIC CAPITAL
CORPORATION

SUPPLIER
LUCENT TECHNOLOGIES INC.

LESSEE  GLOBALNET INTERNATIONAL, INC.

Contact  MR. DANIEL M. WICKERSHAM
Title    COO

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Address                Telephone Number           Facsimile Number
1919 WEST ADAMS         630/279-9720               630/532-5008
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Master Lease Agreement No.  City             County/Province    State/Country
6886230                     VILLA PARK       DuPAGE             IL
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Zip Code         Corporation       Proprietorship    Partnership     Other
60181            X
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            TERMS AND CONDITIONS (THE REVERSE SIDE CONTAINS TERMS AND
              CONDITIONS WHICH ARE ALSO A PART OF THIS AGREEMENT)


1. LEASE: Lessor shall purchase and lease to Lessee the equipment and associated items ("Equipment") described in any Equipment Schedule ("Schedule") executed from time to time by Lessor and Lessee that makes reference to this Master Lease Agreement ("Agreement"). This Agreement shall be incorporated into each Schedule. When computer programs and related documentation are furnished with the Equipment, and a non-exclusive license and/or sublicense (collectively, "Software") is granted to Lessee in an agreement ("Supplier Agreement") with the suppliers (collectively, "Supplier") identified on the Schedule, Lessor, to the extent permitted, grants Lessee a similar non-exclusive sublicense to use the Software only in conjunction with the Equipment for so long as the Equipment is leased hereunder. The Equipment and Software include, but are not limited to, all additions, attachments and accessions thereto and replacements therefor (collectively, "System"). Any reference to "Lease" shall mean with respect to each System, this Agreement, a Schedule, a Consent of Supplier, an Acceptance Certificate, any riders, amendments and addenda thereto, and any other documents as may from time to time be made a part thereof.

As conditions precedent to Lessor's obligation to purchase any Equipment and obtain any Software, not later than the Commitment Date set forth on the applicable Schedule (a) Lessee and Lessor shall execute this Agreement, a Schedule, an Acceptance Certificate and other documentation contemplated herein, and (b) there shall have been no material adverse change in Lessee's financial condition. Upon Lessee's execution of a Schedule, Lessee assigns to Lessor its rights to receive title to the Equipment and any non-exclusive sublicense to use the Software described in the Supplier Agreement as of the day the System is delivered to the Installation Site set forth in the applicable Schedule but no other right or any warranty thereunder. In consideration of such an assignment and subject to the terms and conditions herein, Lessor agrees to pay to the Supplier the Price (as defined in Section 3 below) for the System pursuant to the Supplier Agreement, but not to perform any other obligation thereunder. Unless Lessee exercises its Purchase Option as set forth in the applicable Schedule, Lessee hereby assigns to Lessor all of Lessee's then-remaining rights pursuant to the applicable Supplier Agreement effective upon the termination or expiration of the Term (as set forth in the applicable Schedule) for any reason.

2. TERM, RENEWAL AND EXTENSIONS: If all other conditions precedent to a Lease have been met, the Lease Term for the System described on each Schedule shall commence on the date of Lessee's execution of an Acceptance Certificate ("Commencement Date"), and continue for the number of whole months or other periods set forth in such Schedule ("Initial Term"), the first such full month commencing on the first day of the month following the Commencement Date (or commencing on the Commencement Date if such date is the first day of the month). If Lessee selects Purchase Option B or C in the applicable Schedule, on the expiration date of the Initial Term, the Lease shall be automatically renewed for a six-month period ("Renewal Term") unless, by giving written notice to Lessor six (6) months prior to the expiration date, the Lessee elects to terminate the Lease. After the Renewal Term, the Lease shall be automatically extended on a month-to-month basis until either party gives the other not less than thirty (30) days prior written notice of its intention to terminate the Lease. Any renewals and extensions shall be on the same terms and conditions as during the Initial Term. "Term" shall mean the applicable Initial Term, the Renewal Term, if any, and any extension thereof as provided herein.

3. RENT AND PAYMENT: Lessee shall pay to Lessor all the rental payments as shown in the applicable Schedule ("Rent") during the Term of the Lease, except as such Rent may be adjusted pursuant to this Section and Sections 2 and 8 of a Schedule, plus such additional amounts as are due Lessor under the Lease. Rent shall be paid as designated in the applicable Schedule in advance on the first day of each Payment Period ("Rent Payment Date"). If the Commencement Date is not the first day of a calendar month (or other Payment Period), Lessee shall pay to Lessor, on demand, interim Rent prorated daily based on a 360-day year for each day from and including the Commencement Date to and including the last day of such month or other Payment Period.

The Rent is based upon the Price of the System and the acceptance of the System by Lessee on or before the Commitment Date set forth in the applicable Schedule. The "Price" of the System shall be as set forth in the Schedule, and shall exclude all other costs, including sales or other taxes included in the Supplier Agreement as part of the purchase price. If the Price is increased or decreased as a result of a job change order ("JCO"), the Lessee authorizes Lessor to adjust the Rent. If the Commencement Date occurs after the Commitment Date, and Lessor waives the condition precedent that the Commencement Date occur on or before the Commitment Date, Lessor's then-current Lease Rate Factor for similar transactions shall apply and the Lessee authorizes Lessor to adjust the Rent accordingly.

Whenever any payment of Rent or other amount is not made within ten (10) days after the date when due, Lessee agrees to pay on demand (as a fee to offset Lessor's collection and administrative expenses), the greater of twenty-five dollars ($25.00) or ten percent (10%) of each such overdue amount, but not exceeding the lawful maximum, if any. All payments shall be payable to Lessor in U.S. dollars at Lessor's address set forth in Section 18 or such other place as Lessor directs in writing. If Lessee requests changes or amendments to any Lease, Lessor may charge Lessee Lessor's reasonable costs and expenses of negotiation and documentation, including fees of legal staff or outside counsel.

4. DELIVERY: All transportation, delivery and installation costs (unless included in the Price) are the sole responsibility of Lessee. Lessee assumes all risk of loss and damage if the Supplier fails to deliver or delays in the delivery of any System, or if any System is unsatisfactory for any reason.


5. NET LEASE: Lessee's obligations under each Lease are absolute, unconditional and non-cancelable and shall not be subject to any delay, reduction, setoff, defense, counterclaim or recoupment for any reason including any failure of any System, or any misrepresentations of any supplier, manufacturer, installer, vendor or distributor. Lessor is not responsible for the delivery, installation, maintenance or operation of any System.

6. WARRANTIES: Lessor agrees that third-party warranties, if any, inure to the benefit of Lessee during the Term and on exercise of the Purchase Option. Lessee agrees to pursue any warranty claim directly against such third party and shall not pursue any such claim against Lessor. Lessee shall continue to pay Lessor all amounts payable under any Lease under any and all circumstances.

7. QUIET ENJOYMENT: Lessor shall not interfere with Lessee's quiet enjoyment and use of the System during the Term if no Event of Default has occurred and is continuing.


8. TAXES AND FEES: Lessee shall promptly reimburse Lessor, upon demand, as additional Rent, or shall pay directly, if so requested by Lessor, all license and registration fees, sales, use, personal property taxes and all other taxes and charges imposed by any federal, state, or local governmental or taxing authority, relating to the purchase, ownership, leasing, or use of the System or the Rent excluding, however, all taxes computed upon the net income of Lessor.

9. DISCLAIMER OF WARRANTIES AND DAMAGES: LESSEE ACKNOWLEDGES THAT (A) THE SIZE, DESIGN AND CAPACITY OF EACH SYSTEM AND THE MANUFACTURER AND SUPPLIER THEREOF HAVE BEEN SELECTED BY LESSEE; (B) LESSOR IS NOT A MANUFACTURER, SUPPLIER, DEALER, DISTRIBUTOR OR INSTALLER OF ANY SYSTEM; (C) NO MANUFACTURER OR SUPPLIER OR ANY OF THEIR REPRESENTATIVES IS AN AGENT OF LESSOR OR AUTHORIZED TO WAIVE OR ALTER ANY TERM OR CONDITION OF ANY LEASE; AND (D) EXCEPT FOR LESSOR'S WARRANTY OF QUIET ENJOYMENT SET FORTH IN SECTION 7, LESSOR HAS NOT MADE, AND DOES NOT HEREBY MAKE, ANY REPRESENTATION, WARRANTY OR COVENANT, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER INCLUDING, WITHOUT LIMITATION, THE DESIGN, QUALITY, CAPACITY, MATERIAL, WORKMANSHIP, OPERATION, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, HIDDEN OR LATENT DEFECTS, OR AS TO ANY PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT. LESSEE LEASES EACH SYSTEM "AS IS, WHERE IS." LESSOR SHALL HAVE NO LIABILITY TO LESSEE OR ANY THIRD PARTY FOR ANY SPECIAL, DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY SORT INCLUDING, WITHOUT LIMITATION, DAMAGES FOR PERSONAL INJURY, LOSS OF PROFITS OR SAVINGS, LOSS OF USE, OR ANY OTHER DAMAGES, WHETHER BASED ON STRICT LIABILITY OR NEGLIGENCE, WHETHER RESULTING FROM USE OF A SYSTEM OR BREACH OF A LEASE OR OTHERWISE, EXCEPT FOR DIRECT, SPECIFIC DAMAGES FOR PERSONAL INJURY OR PROPERTY DAMAGE TO THE EXTENT CAUSED BY LESSOR'S ACTIVE


EXCEPT AS OTHERWISE PROVIDED IN SECTION 3 OF THIS AGREEMENT AND SECTIONS 2, 3, AND 8 OF A SCHEDULE, ANY MODIFICATIONS, AMENDMENTS OR WAIVERS TO A LEASE SHALL BE EFFECTIVE ONLY IF MUTUALLY AGREED UPON IN A WRITING, DULY EXECUTED BY AUTHORIZED REPRESENTATIVES OF THE PARTIES.


GENERAL ELECTRIC CAPITAL CORPORATION

BY
    ----------------------------------
    Authorized Representative


PRINT NAME    Joe Stephen Slinkard
           ----------------------------------

TITLE    Operations Manager           DATE     6/6/00
      ---------------------------          --------------



GLOBALNET INTERNATIONAL, INC.


BY
    ----------------------------------
         Authorized Representative

PRINT NAME

TITLE                           DATE
      ------------------------      ---------------
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Michael H. Baum
Senior Vice President
1 Independence Way
2nd Floor
Princeton, NJ  08543
Phone: 609-734-9471
Fax: 609-734-9777
Email: Michael.Baum@gecapital.com


Wednesday, April 19, 2000


Daniel Wickersham
Chief Operating Officer
Globalnet, International, Inc.
721 East Madison Avenue
Suite 201
Chicago, IL  60181

Dear Mr. Wickersham:

General Electric Capital Corporation ("GE Capital") is pleased to provide the following proposal (the "Proposal") to provide lease financing for IFX Globalnet International, Inc. ("Globalnet" or "Lessee") to purchase equipment and services (collectively the "Equipment", and each instance of payment for purchase of Equipment a "Purchase") from Lucent Technologies Inc. ("Supplier").


Facility Description:                       Up to $10 million 3-Year Dollar
                                            Buyout Lease Financing Facility (the
                                            "Facility" or "Commitment").

Closing:                                              On or before May 31, 2000.
Availability:                               Available for Purchases of Equipment
                                            for up to 6 months from Closing,
                                            subject to the following usage
                                            limits and conditions:

                                            i)  All equipment shall be installed
                                            or in service at physical locations
                                            within the United States or Canada.

Lessor:                                     GE Capital and/or its assignee

Lessee:                                     Globalnet

Equipment:                                  Telecommunications network and data
                                            transmission equipment and related
                                            products and services manufactured
                                            by the Supplier, including its
                                            subsidiaries and affiliates. The
                                            freight, installation, maintenance,
                                            or other services
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                                            component in such Equipment shall
                                            not exceed 20% of the aggregate
                                            value.


Location:                                   Within the U.S. or Canada (to be
                                            scheduled).

Master Lease Agreement:                     The Master Lease Agreement shall be
                                            the agreement detailing the terms
                                            and conditions of Lease Schedules.

Lease Schedule:                             The Lessor and Lessee shall enter
                                            into a separate Lease Schedule for
                                            each shipment of Equipment. The
                                            Master Lease and each Lease Schedule
                                            shall constitute a separate Lease
                                            ("Lease").

Net Lease:                                  The Lease will be a "net
                                            lease" with Lessee responsible for
                                            all expenses, maintenance,
                                            insurance, taxes and all other costs
                                            relating to the purchase, lease
                                            possession and use of the Equipment
                                            excluding, however, taxes based
                                            solely on the net income of Lessor.


Lease Commencement:                         Each Lease shall commence on the
                                            date that all Conditions Precedent
                                            to the Lease have been met including
                                            acceptance of the Equipment by the
                                            Lessee.

Conditions Precedent:                       Customary for financings of this
                                            type including the Lessee's
                                            forthcoming merger with Rich Earth
                                            Inc.

Lease Term:                                 Each Lease shall have a term equal
                                            to 36 months from Lease
                                            Commencement.

Monthly Payment:                            The monthly payment is determined by
                                            multiplying the Lease Rate Factor
                                            times the Purchase Price of the
                                            Equipment. Monthly Payments are
                                            payable in advance.

Lease Rate Factor:                          For months 1-3: 0.011000

                                            For months 4-36:0.036283

Lease Rate Factor Index:                    The above-quoted Lease Rate Factors
                                            are based on the 3 Year Treasury
                                            Yield as of April 19, 2000 (6.34%).
                                            At each Lease Commencement Date,
                                            such Lease Rate Factors will be
                                            indexed to like term Treasury
                                            Constant Maturities as reported by
                                            the Federal Statistical Release
                                            (H.15 Report).

End of Lease Term Options:                  Provided no Event of Default is
                                            outstanding, on 180 days written
                                            notice from Lessee to Lessor prior
                                            to end of the Lease Term, Lessee at
                                            the end of Lease Term may

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                                            (i) purchase all the Equipment under
                                                such Lease for $1.00

                                            (ii) return all the Equipment under
                                                 such Lease at its risk and sole
                                                 expense.

Maintenance and Insurance:                  All maintenance and insurance are
                                            the responsibility of the Lessee.
                                            Lessee shall bear all risk of loss
                                            or damage to the Equipment. The
                                            Lessee shall be responsible to keep
                                            the Equipment insured for (i) the
                                            installed replacement cost of such
                                            Equipment naming Lessor as loss
                                            payee, and (ii) comprehensive
                                            general liability insurance naming
                                            Lessor as additional insured. All
                                            policies must be with companies
                                            acceptable to Lessor and provide for
                                            not less than thirty-(30) days
                                            written notice to Lessor of material
                                            changes in or cancellation of the
                                            policy. Evidence of such insurance
                                            must be satisfactory to Lessor.

Reporting Requirements:                     The Lessee shall provide Lessor
                                            with audited financials within 90
                                            days of the close of each fiscal
                                            year and monthly unaudited
                                            financials along with covenant
                                            compliance  certificates within 30
                                            days of the close of each month,
                                            each prepared in accordance with
                                            U.S. Generally Accepted Accounting
                                            Principles ("GAAP"). Covenants:
                                            Customary for financings of this
                                            type.

Financial Covenants:                        Customary, to be determined,
                                            including among others, and without
                                            limitation, maintenance of a maximum
                                            ratio of Total Debt to Total Equity
                                            of no greater than 2:1.


Events of Default:                          Customary for financings of this
                                            type, including, cross default to
                                            other Lessee indebtedness.


 Caveat: Lessor's willingness to consider this financing is specifically contingent upon and subject to the approval of Lessor's management and Lessor's credit committees of this transaction, the approval of
                                            Lessee's credit standing, the
                                            negotiation, execution and delivery
                                            of definitive agreements in form and
                                            substance satisfactory to Lessor,
                                            Lessee and their respective counsel,
                                            which will supersede the terms and
                                            understandings herein and all other
                                            understandings and agreements
                                            between the parties relating to the
                                            transactions described herein.

Certain Defined Terms:                      "Capital Lease" shall mean any lease
                                            of any property (whether real,
                                            personal or mixed) by the Lessee
                                            that, in
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                                            accordance with GAAP, would
                                            be required to be classified and
                                            accounted for as a capital lease on
                                            a balance sheet of the Lessee.

                                           "Capital Lease Obligation" shall
                                            mean with respect to any Capital
                                            Lease of the Lessee, the amount of
                                            the obligation of the Lessee
                                            thereunder that, in accordance with
                                            GAAP, would appear on a balance
                                            sheet of such Lessee in respect of
                                            such Capital Lease.

                                            "Ratio of Total Debt to Total
                                            Equity" shall mean (i) Total Debt
                                            divided by (ii) Total Equity.

                                            "Total Debt" shall mean all (i)
                                            secured or unsecured indebtedness
                                            and guaranties plus (ii) liabilities
                                            secured by liens on property of the
                                            Lessee and its subsidiaries,
                                            including Capital Lease Obligations.


                                            "Total Equity" shall be defined as
                                            aggregate proceeds, whether received
                                            in cash or in exchange for property
                                            contributed to the Lessee, of
                                            issuances of preferred and common
                                            equity instruments, less
                                            redemptions.

                                            Unless otherwise described, all
                                            financial terms defined shall be in
                                            accordance with U.S. GAAP on a
                                            consolidated basis with respect to
                                            the Lessee.

In order for GE Capital to commence its credit approval process, please acknowledge and accept the terms and conditions outlined above by signing and returning this proposal letter with a proposal deposit equal to 0.25% of the Facility. If the proposal is approved and accepted by GE Capital, this deposit will be applied against initial rental payments due under each Lease. If this proposal is not approved and accepted by GE Capital for any reasons, the proposal deposit will be returned promptly. Please send a check in this amount made payable to General Electric Capital Corporation to: General Electric Capital Corporation, 501 Corporate Center, Suite 600, Franklin, TN 37067, attention: Teresa Fann/Tammy Bible.

Nothing herein is intended to indicate approval by Lessor of documents or information previously furnished by Lessee. The terms hereof may be modified in any respect and the transaction may be subject to additional terms not set forth in this letter as a result of changes in market conditions, the financial condition of the Lessee, and Lessor's continuing due diligence or preparation of documentation satisfactory to Lessor and its counsel as outlined above.

The Lessee and Lessor agree that the contents of this letter are confidential and are provided solely for the purpose described herein. This proposal letter may not be relied
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on by any third party without Lessor's prior written consent, and the Lessee shall not deliver, display or otherwise disclose the contents of this letter to any third party without Lessor's prior written consent.

This proposal letter supersedes all previous negotiations, proposals, commitments and understandings of any nature whatsoever.

This proposal letter shall expire on May 1, 2000 unless accepted in writing by Lessee or extended in writing by Lessor.

We look forward to the opportunity to be of service to you. If you should have any questions, please call me at (609) 734-9471.

Yours truly,

Michael Baum
Senior Vice President
GE Capital Corporation
Telecom Financial Services

PROPOSAL ACKNOWLEDGED AND ACCEPTED:

Globalnet International, Inc.

By:
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Title:
      ---------------------

Date:
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